                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


     We consent to the use in this Amendment No. 1 to Registration Statement No. 333-06671 of Citation Insurance Group on Form S-4 of our report dated March 15, 1996, included in the Annual Report on Form 10-K of Citation Insurance Group for the year ended December 31, 1995, and to the use of our report dated March 15, 1996, appearing in the Registration Statement.


DELOITTE & TOUCHE LLP

San Jose, California

September 18, 1996